UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2012

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast Suite 800 Bellevue, WA 98004
(Address of principal executive offices and zip code)

(425) 957-6200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously announced on January 5, 2012, Motricity, Inc. (the "Company") agreed to terminate its relationship with PT XL Axiata Tbk ("XL") at XL's request. In connection with this termination and as a result of the Company's review of its strategic path, on January 14, 2012, the Company adopted a plan to exit its business in India and the Asia Pacific region. The decision to exit its operations in India and Asia Pacific region was based on the resources and cost associated with these operations, the intensified competition in the region and the Company's decision to streamline its operations and focus on its mobile advertising and enterprise business, while at the same time recommitting some of its resources to its North American carrier operations.

The Company estimates that the costs associated with the exit from its operations in India and Asia Pacific region to amount to approximately $2.5M on a pre-tax basis. Included in these costs are severance costs of approximately $1.5M and contract termination costs of approximately $0.5M partially offset by termination fees from XL. Other costs include associated legal, accounting and tax costs. Substantially all exit costs are expected to be incurred as cash expenditures. The Company expects to complete the exit from these operations by April 2012. As a result of this exit, the Company expects close down its offices in Singapore, Malaysia, Indonesia and India as well as its data center in India and to reduce its global workforce by eliminating all of its employees in the region, which as of December 31, 2011 amounted to 135 employees.

The Company may face administrative and regulatory hurdles in the exit process, the process may be longer than anticipated and the Company may incur significant unexpected expenses in connection with the wind down of its operations in excess of its estimates. The Company is continuing to review its cost structure and work towards streamlining its North American business and while the Company believes that the exit from the operations in India and Asia Pacific will have a positive effect on its profitability in the long term, there is no assurance that this will be the case and that the Company will be able to generate sufficient revenues from its other customers or from its mobile advertising and enterprise business.

Item 8.01. Other Events.

On January 19, 2012, the Company issued a press release announcing the Company's exit from its operations in India and the Asia Pacific region and the matters described in Item 2.05 of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release attached as an exhibit hereto, this Form 8-K and the press release contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 19, 2012, issued by Motricity, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motricity, Inc. (Registrant)
January 19, 2012 (Date)	By:	/s/ JAMES R. SMITH, JR. James R. Smith, Jr. Interim Chief Executive Officer